UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

(Address of principal executive offices) (Zip Code)

(732) 359-1100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02     Unregistered Sales of Equity Securities.

On August 7, 2017, BIO-key International, Inc. (the Company”) received written notice from Wong Kwok Fong, the holder of an aggregate of 90,000 shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Shares”), of his desire to increase the maximum percentage of shares of Common Stock issuable upon conversion of the Series A-1 Convertible Preferred Stock from 9.99% to 35%. In accordance with the Certificate of Designation of the Series A-1 Shares, such notice became effective on the 61st day following the date such notice was provided to the Company. On October 17, 2017, Wong Kwok Fong converted 27,404 of the Series A-1 Shares at a conversion price of $3.60 per share resulting in the acquisition of 761,222 shares of the Company’s Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-Key International, Inc.

Date: October 18, 2017	By:	/s/ Cecilia Welch
Cecilia Welch
Chief Financial Officer